 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-267147
PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 16, 2023)
173,544,948 shares
Lucid Group, Inc.
Common Stock
We are offering 173,544,948 shares of our Class A common stock, par value $0.0001 per share (“common stock”).
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “LCID.” On May 31, 2023, the last reported sale price of our common stock was $7.76 per share.
In addition, our majority stockholder and affiliate of the Public Investment Fund (“PIF”), Ayar Third Investment Company (“Ayar”), has agreed to purchase from us, subject to certain conditions, 265,693,703 shares of our common stock in a private placement concurrently with this offering. We refer to this private placement as the “Ayar Investment.” The number of shares that Ayar has agreed to purchase from us in the Ayar Investment is equal to the number of shares of our common stock that we sell in this offering, multiplied by a ratio, the numerator of which is approximately 60.5%, which is the number of shares of our common stock owned by PIF, both directly and indirectly through Ayar, as a percentage of the total number of shares of our common stock outstanding as of March 31, 2023, and the denominator of which is approximately 39.5%, rounded down to the nearest whole share. Following the sale in this offering and the sale in the Ayar Investment, PIF, both directly and indirectly through Ayar, is expected to continue to own approximately 60.5% of our outstanding common stock. We expect to settle the Ayar Investment on or about June 26, 2023 for an aggregate purchase price of approximately $1.8 billion, after expenses.
The Ayar Investment is not a part of this offering and is in addition to the 173,544,948 shares that we are selling in this offering. The completion of the Ayar Investment is contingent on the completion of this offering as well as certain other customary closing conditions.
The underwriters, or if there is only one underwriter, the term underwriters shall mean either the singular or plural as the context requires, has agreed to purchase the shares of common stock from us at a price of $6.83 per share, which will result in approximately $1.2 billion of net proceeds to us. The underwriters may offer the shares of common stock from time to time for sale in one or more transactions to purchasers directly, through agents or through brokers in brokerage transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or in a combination of such methods, or otherwise at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”
Delivery of the shares of our common stock will be made on or about June 5, 2023.
Investing in our common stock involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities

May 31, 2023

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering.
You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.
Neither we nor the underwriters have authorized anyone to provide you with information that is in addition to or different from the information included or incorporated by reference into this prospectus supplement or the accompanying prospectus. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where such offer is not permitted.
You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, our business, financial condition, results of operations and prospects may have changed.

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WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement or the accompanying prospectus.
The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.
We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 8, 2023;

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information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 13, 2023;

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our Current Reports on Form 8-K filed with the SEC on January 27, 2023, February 1, 2023, February 6, 2023, February 22, 2023, March 3, 2023, March 28, 2023, April 25, 2023, May 2, 2023 and May 31, 2023; and

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the description of our securities contained in our Registration Statement on Form 8-A (File No. 001-39408), filed with the SEC on July 23, 2021, including any amendments or reports filed for the purpose of updating such description

If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.
The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. You may also request copies of these documents, at no cost to you, by contacting us at Investor Relations at 7373 Gateway Boulevard, Newark, CA 94560, by email: investor@lucidmotors.com, or by telephone: (510) 648-3553. Through our website, we make available, free of charge, our following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. However, we will not send you exhibits to these documents, unless those exhibits have been specifically incorporated by reference into this prospectus supplement. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the registration statement of which it forms a part.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement contain statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. They appear in a number of places throughout this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and include, but are not limited to, statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, capital expenditures, prospects, growth, production volumes, strategies and the markets in which we operate, including expectations of financial and operational metrics, projections of market opportunity, market share and product sales, expectations and timing related to commercial product launches, future strategies and products, including with respect to energy storage systems and automotive partnerships, technology, manufacturing capabilities and facilities, studio openings, sales channels and strategies, future vehicle programs, expansion and the potential success of our direct-to-consumer strategy, our financial and operating outlook, future market launches and international expansion, including our planned manufacturing facility in Saudi Arabia and related timing and value to us, our expectations regarding the restructuring plan to reduce our operating expenses that was announced on March 28, 2023 (the “Restructuring Plan”), including with respect to timing, costs, and expected benefits, and our needs for additional financing. Such forward-looking statements are based on available current market material and our current expectations, beliefs and forecasts concerning future developments. Factors that may impact such forward-looking statements include:
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changes in domestic and foreign business, market, financial, political and legal conditions, including government closures of banks and liquidity concerns at other financial institutions, a potential global economic recession or other downturn and the ongoing conflict between Russia and Ukraine;

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risks related to changes in overall demand for our products and services and cancellation of reservations and orders for our vehicles;

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risks related to prices and availability of commodities, our supply chain, logistics, inventory management and quality control, and our ability to complete the tooling of our manufacturing facilities over time and scale production of the Lucid Air and other vehicles;

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risks related to the uncertainty of our projected financial information;

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risks related to the timing of expected business milestones and commercial product launches;

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risks related to the expansion of our manufacturing facility, the construction of new manufacturing facilities and the increase of our production capacity;

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our ability to manage expenses and control costs;

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risks related to future market adoption of our offerings;

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the effects of competition and the pace and depth of electric vehicle adoption generally on our future business;

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changes in regulatory requirements, governmental incentives and fuel and energy prices;

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our ability to rapidly innovate;

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our ability to enter into or maintain partnerships with original equipment manufacturers, vendors and technology providers;

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our ability to effectively manage our growth and recruit and retain key employees, including our chief executive officer and executive team;

S-iv

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risks related to potential vehicle recalls;

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our ability to establish and expand our brand, and capture additional market share, and the risks associated with negative press or reputational harm;

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our ability to effectively utilize zero emission vehicle credits and obtain and utilize certain tax and other incentives;

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our ability to issue equity or equity-linked securities in the future;

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our ability to pay interest and principal on our indebtedness;

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future changes to vehicle specifications which may impact performance, pricing, and other expectations;

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the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries;

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risks associated with the Restructuring Plan, including the risk that the charges and expenditures may be greater than anticipated, the risk that the Restructuring Plan may adversely affect our internal programs and initiatives and our ability to recruit and retain skilled and motivated personnel, the risk that the Restructuring Plan may be distracting to employees and management, the risk that the Restructuring Plan may negatively impact our business operations, reputation, or ability to serve customers, and the risk that the Restructuring Plan may not generate its intended benefits to the extent or as quickly as anticipated;

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the impact of the global COVID-19 pandemic on our supply chain, projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks;

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the intended use of the net proceeds from this offering; and

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other factors disclosed in this prospectus supplement or our other filings with the SEC.

The forward-looking statements contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus supplement. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we currently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update the forward-looking statements at some point in the future, we do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this prospectus supplement.

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SUMMARY
This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference that are described in “Where You Can Find More Information.”
Mission
Lucid’s mission is to inspire the adoption of sustainable energy by creating advanced technologies and the most captivating luxury electric vehicles, centered around the human experience.
About Lucid
Lucid is a technology and automotive company that is setting new standards with its advanced luxury electric vehicles, beginning with the Lucid Air. Lucid (i) designs, engineers and builds electric vehicles, EV powertrains and battery systems in-house using our own equipment and factories, (ii) offers a refined customer experience at our own geographically distributed retail and service locations and through direct-to-consumer online and retail sales, and (iii) boasts a strong product roadmap of future vehicle programs and technologies. Our focus on in-house technology innovation, vertical integration, and a “clean-sheet” approach to engineering and design have led to the development of the award-winning Lucid Air.
The Lucid Air is a luxury electric sedan that redefines both the luxury car segment and the electric vehicle space, with game-changing EPA-estimated range of up to 516 miles on a single charge (depending on vehicle configuration). This range is enabled by an efficient, powerful powertrain that Lucid developed and builds in-house through vertically integrated manufacturing capacity. EPA estimated ranges are provided for vehicles equipped with 19-inch wheels, and actual range will vary dependent on many factors including battery age, driving habits, charging habits, temperatures, accessory use, and other factors. The miniaturization of drivetrain components also enables the Lucid Air’s Space Concept vehicle design and layout, delivering a spacious interior and ample cargo space despite a smaller exterior footprint. The highly aerodynamic design of the Lucid Air provides longer range, driving faster miles-per-minute charging and the ability to provide equivalent range with a smaller, lower-cost battery pack.
The Lucid Air is manufactured at our greenfield electric vehicle manufacturing facility in Casa Grande, Arizona, Advanced Manufacturing Plant-1 (“AMP-1”). Our manufacturing footprint in Casa Grande also includes the Lucid Powertrain Manufacturing Plant-1 (“LPM-1”), located a short distance from AMP-1. By building AMP-1 from a clean slate, we expect to achieve greater operational efficiencies and more consistent production quality than would be possible through outsourced manufacturing or adaptation of an existing facility. An emphasis on vertical integration of manufacturing capabilities provides us the opportunity to improve product margins relative to an outsourced manufacturing arrangement. We expect to diversify our vehicle portfolio and increase production capacity through localization of manufacturing in other geographies. In 2022, we broke ground on Lucid’s new advanced electric vehicle manufacturing facility in Saudi Arabia (“AMP-2”), which we anticipate will have a manufacturing capacity of 155,000 units per year upon completion.
We began delivering the Lucid Air to customers in October 2021, and have now grown the Lucid Air model line to multiple trim and powertrain variants spanning a range of price points. The Lucid Air Sapphire, our highest performance Air, was announced in August 2022 and is expected to reach customers in 2023. We expect to launch additional vehicles over the coming decade. We have already commenced design and engineering work for the Lucid Gravity, a luxury sports utility vehicle (“SUV”) that is expected to leverage and advance the technological innovations from the Lucid Air. After the Lucid Air and the Lucid Gravity SUV, we plan to leverage and expand our technological and manufacturing advancements to develop and manufacture vehicles in progressively higher-volume segments.
Corporate Information
Lucid Group, Inc. is a Delaware corporation. Our principal executive offices are located at 7373 Gateway Blvd. Newark, CA 94560 and our telephone number at that address is (510) 648-3553. Our website is located at https://www.lucidmotors.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus supplement, and you should not consider it part of this prospectus supplement.
Controlled Company Exemption
As of March 31, 2023, PIF, both directly and indirectly through Ayar, owned approximately 60.5% of our outstanding shares of common stock. As a result, we are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. Ayar also currently has the ability to nominate five of the nine directors to our Board. Ayar is an affiliate of PIF.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the “Description of Capital Stock” section of the accompanying prospectus.
Any investment in our common stock involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” beginning on page S-8 of this prospectus supplement and “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.
Issuer
Lucid Group, Inc., a Delaware corporation.
Common stock offered by us
173,544,948 shares of our common stock.
Ayar Investment
Ayar has agreed to purchase from us, subject to certain conditions, 265,693,703 shares of our common stock in a private placement concurrently with this offering. We refer to this private placement as the “Ayar Investment.” The number of shares that Ayar has agreed to purchase from us in the Ayar Investment is equal to the number of shares of our common stock that we sell in this offering, multiplied by a ratio, the numerator of which is approximately 60.5%, which is the number of shares of our common stock owned by PIF, both directly and indirectly through Ayar, as a percentage of the total number of shares of our common stock outstanding as of March 31, 2023, and the denominator of which is approximately 39.5%, rounded down to the nearest whole share. Following the sale in this offering and the sale in the Ayar Investment, PIF, both directly and indirectly through Ayar, is expected to continue to own approximately 60.5% of our outstanding stock. We expect to settle the Ayar Investment on or about June 26, 2023, for an aggregate purchase price of approximately $1.8 billion, after expenses.
The Ayar Investment is not a part of this offering and is in addition to the 173,544,948 shares that we are selling in this offering. The completion of the Ayar Investment is contingent on the completion of this offering as well as certain other customary closing conditions.
The shares of our common stock purchased by Ayar in the Ayar Investment will be subject to our existing investor rights agreement, as amended, including the requirement to include such shares on a resale registration statement to be filed by us.
Common stock to be outstanding after this offering and the Ayar Investment
2,272,623,825 shares of our common stock.
Use of proceeds
We intend to use the net proceeds from the sale of our common stock in this offering and the Ayar Investment for general corporate purposes, which may include capital expenditures and working capital. See “Use of Proceeds” on page S-12.
Nasdaq Global Select Market ticker symbol for common
stock
“LCID.”

Risk Factors
Investing in our common stock involves risk. See “Risk Factors” in this prospectus supplement and “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Transfer agent and registrar
Equiniti Trust Company.
Unless we specifically state otherwise or the context otherwise requires, the information above is as of March 31, 2023, does not give effect to any awards of stock options or restricted stock units (“RSUs”) after March 31, 2023 or the exercise of warrants or stock options or the settlement of RSUs after March 31, 2023, and excludes:
•
44,350,000 shares of our common stock issuable upon the exercise of warrants outstanding as of March 31, 2023, each with an exercise price of $11.50 per share;

•
36,450,296 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2023 with a weighted average exercise price of $1.19 per share;

•
46,154,593 shares subject to RSUs outstanding as of March 31, 2023;

•
19,807,360 shares of our common stock reserved for future issuance under the Lucid Group, Inc. Second Amended and Restated 2021 Stock Incentive Plan (including the Lucid Group, Inc. 2021 Employee Stock Purchase Plan, attached thereto, the “Incentive Plan”) as of March 31, 2023; and

•
up to 36,737,785 shares of our common stock issuable upon the conversion of our 1.25% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”).

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
The summary historical consolidated statements of operations data of Lucid for the years ended December 31, 2022, 2021 and 2020 and the summary historical consolidated balance sheets data as of December 31, 2022 and 2021 are derived from Lucid’s audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary historical condensed consolidated statements of operations data of Lucid for the three months ended March 31, 2023 and 2022 and the summary historical condensed consolidated balance sheet data as of March 31, 2023 are derived from Lucid’s unaudited interim condensed consolidated financial statements incorporated by reference into this prospectus supplement. The unaudited interim condensed consolidated financial data set forth below have been prepared on the same basis as our audited annual consolidated financial statements and, in the opinion of Lucid’s management, reflect all adjustments, consisting only of normal recurring adjustments, that are necessary for the fair statement of such data.
Lucid’s historical results are not necessarily indicative of the results that may be expected for any other period in the future and Lucid’s results for the three months ended March 31, 2023 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2023 or any other period. The following data should be read together with, and is qualified in its entirety by reference to, “Risk Factors,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and the accompanying notes included, as applicable, in this prospectus supplement and our reports filed with the SEC incorporated by reference into this prospectus supplement. Among other things, the historical consolidated financial statements include more detailed information regarding the basis of presentation for the information in the following data.
Statement of Operations Data
	Three Months Ended March 31,		Fiscal Years Ended, December 31,
	2023	2022	2022	2021	2020
	(unaudited)
	(in thousands, except share and per share data)
Revenue	$149,432	$57,675	$608,181	$27,111	$3,976
Costs and expenses(1)
Cost of revenue	500,524	245,970	1,646,086	154,897	3,070
Research and development	229,803	186,076	821,512	750,185	511,110
Selling, general and administrative	168,770	223,159	734,574	652,475	89,023
Restructuring Charges	22,496	—	—	—	—
Total cost and expenses	921,593	655,205	3,202,172	1,557,557	603,203
Loss from operations	(772,161)	(597,530)	(2,593,991)	(1,530,446)	(599,227)
Other income (expense), net
Change in fair value of forward contracts	—	—	—	(454,546)	(118,382)
Change in fair value of convertible preferred stock warrant liability	—	—	—	(6,976)	(1,205)
Change in fair value of common stock warrant liability	(40,802)	523,330	1,254,218	(582,760)	—
Transaction costs expensed	—	—	—	(2,717)	—
Interest income	40,005	—	56,756	—	—
Interest expense	(7,108)	(7,719)	(30,596)	(1,374)	(64)
Other income (expense), net	667	956	9,532	(893)	(690)
Total other income (expense), net	(7,238)	516,567	1,289,910	(1,049,266)	(120,341)
Loss before provision for income taxes	(779,399)	(80,963)	(1,304,081)	(2,579,712)	(719,568)
Provision for (benefit from) income taxes	129	323	379	49	(188)
Net loss	(779,528)	(81,286)	(1,304,460)	(2,579,761)	(719,380)
Deemed contribution related to repurchase of Series B convertible preferred stock	—	—	—	—	1,000

	Three Months Ended March 31,		Fiscal Years Ended, December 31,
	2023	2022	2022	2021	2020
	(unaudited)
	(in thousands, except share and per share data)
Deemed contribution related to repurchase of Series C convertible preferred stock	—	—	—	—	12,784
Deemed dividend related to the issuance of Series E convertible preferred stock	—	—	—	(2,167,332)	—
Net loss attributable to common stockholders, basic	(779,528)	(81,286)	(1,304,460)	(4,747,093)	(705,596)
Change in fair value of dilutive warrants	—	(523,330)	(1,254,218)	—	—
Net loss attributable to common stockholders, diluted	(779,528)	(604,616)	(2,558,678)	(4,747,093)	(705,596)
Weighted average shares outstanding used in computing net loss per share attributable to common stockholders, basic	1,831,725,009	1,654,322,379	1,678,346,079	740,393,759	24,825,944
Weighted average shares outstanding used in computing net loss per share attributable to common stockholders, diluted	1,831,725,009	1,681,545,859	1,693,258,608	740,393,759	24,825,944
Net loss per share attributable to common stockholders, basic	$(0.43)	$(0.05)	$(0.78)	$(6.41)	$(28.42)
Net loss per share attributable to common stockholders, diluted	$(0.43)	$(0.36)	$(1.51)	$(6.41)	$(28.42)
Other comprehensive income (loss)
Net unrealized gains (losses) on investments, net of tax	$4,035	$—	$(11,572)	$—	$—
Comprehensive loss	$(775,493)	$(81,286)	$(1,316,032)	$(2,579,761)	$(719,380)
Deemed contribution related to repurchase of Series B convertible preferred stock	$—	$—	$—	$—	$1,000
Deemed contribution related to repurchase of Series C convertible preferred stock	$—	$—	$—	$—	$12,784
Deemed dividend related to the issuance of Series E convertible preferred stock	$—	$—	$—	$(2,167,332)	$—
Comprehensive loss attributable to common stockholders	$(775,493)	$(81,286)	$(1,316,032)	$(4,747,093)	$(705,596)

(1)
Includes stock-based compensation expense as follows:

	Three Months Ended March 31,		Fiscal Years Ended, December 31,
	2023	2022	2022	2021	2020
	(unaudited)
	(in thousands)
Cost of revenue	$574	$8,599	$41,753	$8,737	$213
Research and development	27,983	49,756	151,549	137,303	3,724
Selling, general and administrative	26,705	116,196	230,198	370,717	677
Restructuring Charges	(1,433)	—	—	—	—
Total	$53,819	$174,551	$423,500	$516,757	$4,614

Balance Sheet Data
		Fiscal Years Ended, December 31,
	As of March 31, 2023	2022	2021
	(unaudited)
	(in thousands)
Assets
Cash and cash equivalents	$900,038	$1,735,765	$6,262,905
Total assets	7,260,931	7,879,238	7,881,713
Liabilities
Long-term debt	1,993,113	1,991,840	1,986,791
Common stock warrant liability	181,392	140,590	1,394,808
Total liabilities	3,629,080	3,529,537	3,972,358
Stockholders’ Equity
Common stock	183	183	165
Additional paid-in capital	11,809,781	11,752,138	9,995,778
Accumulated deficit	(8,149,860)	(7,370,332)	(6,065,872)
Total stockholders’ equity	$3,631,851	$4,349,701	$3,909,355

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” together with the risk factors described in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, as well as the other information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition.
Risks Related to this Offering and Our Common Stock
We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Our management will have broad discretion in the application of the net proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with insignificant rates of return. These investments may not yield a favorable return to our stockholders.
The issuance of additional shares of our common stock or other equity or equity-linked securities, or sales of a significant portion of our common stock, could depress the market price of our common stock.
Future issuances of shares of our common stock, or of securities convertible into or exercisable for our common stock, could depress the market price of our common stock and result in significant dilution for holders of our common stock. The exercise of our outstanding warrants and options, the vesting and settlement of our RSUs, or the conversion of our 2026 Convertible Notes would result in additional dilution to holders of our common stock. In the future, we may issue additional shares of our common stock, or securities convertible into or exercisable for common stock, in connection with generating additional capital, future acquisitions, repayment of outstanding indebtedness, under our Incentive Plan, or for other reasons.
The market price of shares of our common stock could decline as a result of substantial sales of common stock, particularly by our significant stockholders, a large number of shares of common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.
In addition, pursuant to the Investor Rights Agreement, Ayar, and certain other parties thereto are entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights. On May 31, 2023, we entered into a second amendment to the Investor Rights Agreement (the “Second IRA Amendment”). Pursuant to the Second IRA Amendment, Ayar will be entitled to certain registration rights, including demand, piggy-back and shelf registration rights, with respect to any shares of common stock Ayar purchases in the Ayar Investment. If one or more of these stockholders were to sell a substantial portion of the shares they hold, it could cause the trading price of our common stock to decline. For six months following the closing of the Ayar Investment, Ayar will be subject to a contractual lock-up with respect to our common stock or other equity securities. See “Ayar Investment.”
Securities or industry analysts may not publish or cease publishing research or reports about us, our business, our market, or change their recommendations regarding our common stock adversely, which could cause the price and trading volume of our common stock to decline.
The trading market for our common stock can be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, or our competitors.

Similarly, if any of the analysts who do cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock may decline. If any analyst who covers us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
The price of our common stock is volatile, and this volatility may negatively impact the market price of our common stock.
The trading price of our common stock has fluctuated substantially. The trading price of our common stock depends on many factors, including those described elsewhere in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause investors to lose all or part of the investment in our common stock since investors might be unable to sell them at or above the price the investor paid for them. Any of the factors listed below could have a material adverse effect on your investment in our common stock and our common stock may trade at prices significantly below the price you paid for it. In such circumstances, the trading price of our common stock may not recover and may experience a further decline.
Factors affecting the trading price of our common stock may include:
•
market conditions in the broader stock market in general, or in our industry in particular;

•
actual or anticipated fluctuations in our quarterly financial or operating results or the quarterly financial or operating results of companies perceived to be similar to ours;

•
changes in the market’s expectations about our operating results;

•
the public’s reaction to our press releases, other public announcements and filings with the SEC;

•
the public’s reaction to the number of unit reservations, financial projections and any other guidance or metrics that we may publicly disclose from time to time;

•
speculation in the press or investment community;

•
actual or anticipated developments in our business, competitors’ businesses or the competitive landscape generally;

•
the operating results failing to meet the expectation of securities analysts or investors in a particular period;

•
the timing of the achievement of objectives under our business plan and the timing and amount of costs we incur in connection therewith;

•
changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•
operating and stock price performance of other companies that investors deem comparable to ours;

•
changes in laws and regulations affecting our business;

•
commencement of, or involvement in, litigation or investigations involving us;

•
changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•
the volume of our common stock available for public sale;

•
any major change in our Board or management;

•
sales of substantial amounts of our common stock by our directors, officers or significant stockholders or the perception that such sales could occur, including the expiration of the lock-up periods applicable to certain holders of our common stock pursuant to the Sponsor Agreement;

•
general economic and political conditions, such as recessions, interest rates, pandemics (such as COVID-19), inflation, government closures of banks and liquidity concerns at other financial institutions, changes in diplomatic and trade relationships, fluctuations in foreign currency exchange rates, acts of war or terrorism, and natural disasters; and
•
other risk factors listed in this section “Risk Factors.”

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to ours could depress our stock price regardless of our business, prospects, financial conditions or results of operations. Broad market and industry factors, including the impact of the conflict between Ukraine and Russia, natural disasters, the COVID-19 pandemic, and any other global pandemics, as well as general economic, political and market conditions such as recessions, inflation, government closures of banks and liquidity concerns at other financial institutions, or interest rate changes, may seriously affect the market price of our common stock and other securities, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following the transactions. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
Furthermore, the stock markets in general, and the markets for technology and electric vehicle stocks in particular, have experienced extreme volatility, including as a result of the COVID-19 pandemic, that has sometimes been unrelated to the operating performance of the issuer. The trading price of our common stock may be adversely affected by third parties trying to drive down or drive up the market price. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if our stock declines or otherwise exhibits volatility, and their activities can negatively affect our stock price and increase the volatility of our stock price. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In addition, hedging activity by holders of the 2026 Convertible Notes may impact the market price of our common stock, in particular during any redemption conversion period in connection with a redemption of the 2026 Convertible Notes or any observation period for a conversion of the 2026 Convertible Notes.
In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.
We are a “controlled company” within the meaning of the applicable Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders will not have the same protections afforded to stockholders of companies that are not controlled companies.
As of March 31, 2023, PIF, both directly and indirectly through Ayar, held approximately 60.5% of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq rules, and as a result, we qualify for exemptions from certain corporate governance requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements to have: (a) a majority of independent directors on the board; (b) a nominating committee comprised solely of independent directors; (c) compensation of executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (d) director nominees selected, or recommended for the selection by the board, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. Although currently we do not utilize any of these exemptions, we may elect to utilize one or more of these exemptions for so long as we remain a “controlled company.” As a result, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. Ayar also has the ability to nominate five of the nine directors to our Board.

Further, this concentration of ownership and voting power allows Ayar to control our decisions, including matters requiring approval by our stockholders (such as, subject to the Investor Rights Agreement, the election of directors and the approval of mergers or other extraordinary transactions), regardless of whether or not other stockholders believe that the transaction is in their own best interests. Such concentration of voting power could also have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $1.2 billion, after deducting the estimated expenses of this offering, and the net proceeds from the Ayar Investment will be approximately $1.8 billion, after deducting the estimated expenses of the Ayar Investment for aggregate net proceeds of approximately $3.0 billion. We intend to use the net proceeds from the sale of our common stock in this offering and the Ayar Investment for general corporate purposes, which may include capital expenditures and working capital.

DIVIDENDS
We have not paid any cash dividends on our common stock to date and we do not anticipate declaring any cash dividends in the foreseeable future. The payment of cash dividends in the future is dependent upon our revenues and earnings, if any, capital requirements, the terms of any indebtedness and general financial condition. In June 2022, we entered into a five-year senior secured asset-based revolving credit facility (the “ABL Credit Facility”), which contains restrictions on our ability to pay dividends. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

CAPITALIZATION
The following table sets forth our cash, cash equivalents and short-term investments, and our capitalization as of March 31, 2023:
•
on an actual basis; and

•
on an as adjusted basis to give effect to this offering and the Ayar Investment, after deducting estimated offering expenses payable by us.

You should read this table in conjunction with the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes from our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of March 31, 2023
	Actual	As Adjusted
	(unaudited) (in millions, except for share and per share amounts and footnotes)
Cash, cash equivalents and short term investments	$2,978.4	$5,975.7
Long-term debt (including current portion):
2026 Convertible Notes(1)	2,012.5	2,012.5
ABL Credit Facility(2)	—	—
GIB Facility(3)	9.6	9.6
SIDF Loan(4)	—	—
Total long-term debt	2,022.1	2,022.1
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 10,000,000 shares authorized, actual and as adjusted; no shares issued and outstanding, actual and as adjusted	$—	—
Common stock, $0.0001 par value per share; 15,000,000,000 shares authorized, actual and as adjusted; 1,834,242,999 shares issued and 1,833,385,174 shares outstanding, actual; 2,273,481,650 shares issued and 2,272,623,825 shares outstanding, as adjusted	$0.18	$0.23
Additional paid-in capital	$11,809.8	$14,807.1
Accumulated deficit	$(8,149.9)	$(8,149.9)
Total stockholders’ equity	$3,631.9	$6,629.2
Total capitalization	$5,654.0	$8,651.3

(1)
Reflects outstanding principal amount.

(2)
As of March 31, 2023, we had no outstanding borrowings and $37.9 million outstanding letters of credit under the ABL Credit Facility. The ABL Credit Facility provides for an initial aggregate principal commitment amount of up to $1.0 billion (including a $350.0 million letter of credit subfacility and a $100.0 million swingline loan subfacility), the availability of which amount is subject to the value of eligible assets in the borrowing base, and has a stated maturity date of June 9, 2027.

(3)
On April 29, 2022, and as amended on March 12, 2023, our wholly-owned subsidiary Lucid, LLC, a limited liability company established in the Kingdom of Saudi Arabia (“Lucid LLC”), entered into a revolving credit facility agreement (the “GIB Credit Facility Agreement”). The GIB Credit Facility Agreement provides for a credit facility in an aggregate principal amount of SAR 1 billion (approximately $266.4 million). Loans under the GIB Credit Facility Agreement will have a maturity of no more than 12 months. As of March 31, 2023, we had outstanding borrowings of SAR 36 million (approximately $9.6 million) under the GIB Credit Facility Agreement, which was recorded within other current liabilities on condensed consolidated balance sheets.
(4)
On February 27, 2022, Lucid LLC entered into a loan agreement (the “SIDF Loan Agreement”). Under the SIDF Loan Agreement, the Saudi Industrial Development Fund committed to provide loans to Lucid LLC in an aggregate principal amount of up to SAR 5.19 billion (approximately $1.4 billion). As of March 31, 2023, we had no outstanding borrowings under the SIDF Loan Agreement.

AYAR INVESTMENT
Ayar has agreed to purchase from us, subject to certain conditions, 265,693,703 shares of our common stock in a private placement concurrently with this offering. We refer to this private placement as the “Ayar Investment.” The number of shares that Ayar has agreed to purchase from us in the Ayar Investment is equal to the number of shares of our common stock that we sell in this offering, multiplied by a ratio, the numerator of which is approximately 60.5%, which is the number of shares of our common stock owned by PIF, both directly and indirectly through Ayar, as a percentage of the total number of shares of our common stock outstanding as of March 31, 2023, and the denominator of which is approximately 39.5%, rounded down to the nearest whole share. Following the sale in this offering and the sale in the Ayar Investment, PIF, both directly and indirectly through Ayar, is expected to continue to own approximately 60.5% of our outstanding stock. We expect to settle the Ayar Investment on or about June 26, 2023, for an aggregate purchase price of approximately $1.8 billion, after expenses.
On May 31, 2023, we entered into a second amendment to the Investor Rights Agreement (the “Second IRA Amendment”). Pursuant to the Second IRA Amendment, Ayar will be entitled to certain registration rights, including demand, piggy-back and shelf registration rights, with respect to the shares of common stock Ayar purchases in the Ayar Investment.
The Ayar Investment is not a part of this offering, and is in addition to the 173,544,948 shares that we are selling in this offering. The completion of the Ayar Investment is contingent on the completion of this offering, as well as certain other customary closing conditions.
Ayar has agreed, with certain exceptions, that without our prior written consent, it will not, for six months after the date of the closing of the Ayar Investment:
•
directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock, or any securities convertible into or exercisable or exchangeable for common stock; or

•
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, in each case, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.
Subject to certain conditions, these restrictions do not apply to transfers made as a bona fide gift or gifts, including to charitable organizations; to any person or entity controlling, controlled by, or under common control with Ayar; to a nominee or custodian of any person or entity to whom a transfer would be permissible under any of the preceding exceptions set forth in this sentence; and pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of shares of our capital stock involving a change of control. These restrictions apply to securities owned now or acquired later by Ayar or for which Ayar has or later acquires the power of disposition.
We have agreed in the underwriting agreement for this offering not to waive these restrictions without the consent of the underwriters.

UNDERWRITING
The underwriters listed in the table below are referred herein to as the “underwriters,” or if there is only one underwriter listed in the table below, the term underwriters shall mean either the singular or plural as the context requires, are acting as the underwriters for this offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the number of shares indicated in the following table at a price of $6.83 per share, which will result in approximately $1.2 billion of net proceeds to us. The underwriters may offer the shares of common stock from time to time for sale in one or more transactions to purchasers directly, through agents or through brokers in brokerage transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or in a combination of such methods, or otherwise at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.
Underwriters	Number of Shares
BofA Securities, Inc.	173,544,948
Total	173,544,948
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. If there is more than one underwriter, and an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The expenses of this offering and the Ayar Investment are estimated at $2.9 million and are payable by us. We have agreed to reimburse the underwriter for the reasonable legal fees and disbursements of their counsel relating to the review of this offering by the Financial Industry Regulatory Authority, up to $15,000. The underwriter has agreed to reimburse us for certain expenses incurred in connection with this offering.
Nasdaq Global Select Market Listing
Our shares are listed on the Nasdaq Global Select Market under the symbol “LCID.”
The transfer agent and registrar for our common stock is Equiniti Trust Company.
No Sales of Similar Securities
We and our executive officers and directors have agreed, with certain limited exceptions, that without the prior written consent of the underwriters, we and they will not, for a period of 60 days after the date of this prospectus supplement:
•
directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock, or any securities convertible into or exercisable or exchangeable for common stock;
•
exercise any right with respect to the registration of any of such common stock, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended; or

•
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise.

in each case, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person has agreed that, without the prior written consent of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock (other than any demand or exercise that does not result in the public filing of a registration statement by us).
With respect to issuances or sales by us, these restrictions do not apply to the shares to be sold in this offering; any shares of common stock issued by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus; any shares of common stock issued upon the exercise, vesting or settlement of equity awards or the issuance of equity awards granted pursuant to our existing employee benefit plans existing on the date of this prospectus; any shares of common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan existing on the date of this prospectus; the entry into agreements to issue or the issuance of up to 5% of our outstanding common stock in connection with one or more acquisitions or strategic transactions, in each case subject to certain conditions; any shares of common stock issued to Ayar pursuant to the terms of the Ayar Investment; or any action required to be taken under the Company’s Investor Rights Agreement.
With respect to sales by our directors and our executive officers, subject to certain customary conditions, these restrictions do not apply to transfers made by will, other testamentary document or intestacy; as a bona fide gift or gifts, including to charitable organizations or for bona fide estate planning purposes; to any trust for the benefit of the director or officer; or the immediate family of the director or officer; to a partnership, limited liability company or other entity of which the director or officer and the immediate family of the director or officer are the legal and beneficial owner of all of the outstanding equity securities; if the lock-up agreement signatory is a business entity, to another business entity that is an affiliate of the director or officer, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the director or officer or affiliates of the director or officer, or as part of a distribution to members or shareholders of the lock-up agreement signatory; to a nominee or custodian of any person or entity to whom a transfer would be permissible under any of the preceding exceptions set forth in this sentence; in the case of an individual, by operation of law; from an employee or a director of, or a service provider to, the Company or any of its subsidiaries upon the death, disability or termination of employment, in each case, of such person; pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of shares of the Company’s capital stock involving a change of control; in connection with the exercise of any stock options or warrants, or the vesting or settlement of any restricted stock units or other compensatory equity securities in respect of shares of the Company outstanding as of the date the lock-up agreement is executed for any payment due for the exercise of options or other rights to purchase securities of the Company and to cover tax withholding obligations or taxes due in connection with such vesting, settlement or exercise (including by means of a “net settlement,” “sell to cover” or otherwise); and pursuant to trading plans established in accordance with Rule 10b5-1 under the Exchange Act prior to the date hereof. This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for our common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the shares is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market to peg, fix or maintain the price of our common stock prior to the completion of the offering.
The underwriters may also impose a penalty bid.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Some of the underwriters’ affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain affiliates of the underwriters are lenders and/or agents under our ABL Credit Facility.
In addition, from time to time, certain of affiliates of the underwriters may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity, securities or loans, and may do so in the future in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may at any time also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Electronic Distribution
In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Selling Restrictions
European Economic Area and the United Kingdom
The common stock is not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the common stock or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the common stock or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus has been prepared on the basis that any offer of common stock in any Member State of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of such common stock. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.
References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the common stock.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common stock offered should conduct their own due diligence on the common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The common stock may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common stock which is or is intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the common stock may not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock, may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the common stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common stock pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law; or

(d)
as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada
The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.
Notice to Prospective Benefit Plan Investors
The common stock may be purchased and held by or with the assets of (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions of any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”) and (iii) entities whose underlying assets are considered to include plan assets of any of the foregoing described in clauses (i) and (ii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”). A fiduciary of a Plan subject to Title I of ERISA or Similar Laws must determine that the purchase and holding of the common stock is consistent with its fiduciary duties under any applicable provision of ERISA, Section 4975 of the Code or Similar Laws. Each purchaser that is a Plan must also determine, and will be deemed to have represented by its purchase and holding of the common stock, that such purchase and holding and any subsequent disposition of the common stock will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation of any applicable Similar Law. Such purchaser should consider the fact that neither we, the underwriters nor any of our or its respective affiliates is acting as a fiduciary to any Plan with respect to the decision to acquire the common stock in connection with the offering hereunder. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the

Code and any Similar Laws to such decision and whether an exemption would be applicable to the acquisition and holding of the common stock. Nothing in this prospectus supplement is, or should be construed as, a representation or advice as to whether an investment in the common stock is appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, Plans generally or any particular Plan.

LEGAL MATTERS
The legality of the common stock offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California. The underwriters have been represented by Simpson Thacher & Bartlett LLP, Palo Alto, California.
EXPERTS
The audited financial statements of Lucid Group, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

$7,400,017,750
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units
Offered by Lucid Group, Inc.
Up to 44,350,000 Shares of Common Stock
and
Up to 1,161,947,946 Shares of Common Stock
Up to 7,221,921 Warrants to Purchase Common Stock
Offered by the Selling Securityholders
Lucid Group, Inc. may from time to time offer and sell common stock, preferred stock, depositary shares representing preferred stock, debt securities, warrants, purchase contracts or units in one or more offerings of up to $7,400,017,750 in aggregate offering price. In addition, this prospectus relates to the issuance by us of up to 44,350,000 shares of the Company’s Class A common stock, par value $0.0001 per share (“common stock”), consisting of (a) 42,850,000 shares of common stock that are issuable upon exercise of the Private Placement Warrants (as defined below) and (b) 1,500,000 shares of common stock issuable upon exercise of the Working Capital Warrants (as defined below).
The prospectus also relates to the offer and resale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of (a) up to 1,161,947,946 shares of common stock, consisting of (i) 1,076,235,267 shares of common stock, including issued and outstanding shares of common stock, shares of common stock subject to vesting and/or exercise of the assumed Legacy Lucid Awards (as defined below) and shares of common stock issuable upon exercise of certain Private Placement Warrants and (ii) 85,712,679 shares of common stock issued to Ayar Third Investment Company (“Ayar”) pursuant to the Subscription Agreement, dated as of November 8, 2022 between the Company and Ayar (the “Subscription Agreement”) and (b) 7,221,921 warrants representing certain Private Placement Warrants.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. We and the Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them in a prospectus supplement. We provide more information about how we and the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject to vesting and/or transfer restrictions that may prevent the Selling Securityholders from offering or selling such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of Capital Stock” for more information.
The Public Investment Fund, the sovereign wealth fund of Saudi Arabia (“PIF”), both directly and indirectly through Ayar, owned approximately 60.5% of our outstanding common stock as of March 31, 2023. As a result, we are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Ayar also currently has the ability to nominate five of the nine directors to our Board (as defined below).
We will receive proceeds from the issuance and sale of our common stock, preferred stock, depositary shares representing preferred stock, debt securities, warrants, purchase contracts or units. We will not receive any proceeds from the sale of shares of common stock or warrants by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay certain expenses associated with the sale of securities pursuant to this prospectus, as described in the section titled “Plan of Distribution.”
Our common stock is listed on The Nasdaq Stock Market LLC under the symbol “LCID.” On May 5, 2023, the closing price of our common stock was $7.73 per share.
Investing in these securities involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which is incorporated herein by reference, as amended or supplemented from time to time by any risk factors we include in subsequent Annual or Quarterly Reports on Form 10-K or 10-Q, respectively, and incorporated herein by reference.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 16, 2023

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, or any accompanying prospectus supplement we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, or any applicable prospectus supplement. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
FAQ: About This Form S-3
What is a Form S-3 registration statement?
Form S-3 is a simplified and abbreviated form for registering securities with the SEC. In certain cases, domestic companies are eligible to use Form S-3 instead of a longer Form S-1. Filing a Form S-3 offers distinct time and cost savings over filing a Form S-1.
Why is Lucid filing a new Form S-3?
In December 2022, Ayar purchased 85,712,679 shares of our common stock from us in a private placement for aggregate gross proceeds to Lucid of $915.0 million. As part of the private placement, we agreed to register such shares within six months of the closing of the private placement.
Lucid is not offering or selling any new securities under this registration statement as of the date of this registration statement. This registration statement is being filed to register the 85,712,679 shares of common stock purchased by Ayar, as described above. The remainder of the securities listed in this prospectus were previously registered as discussed below.
Is Lucid offering and selling any new securities?
Lucid is not offering or selling any new securities under this registration statement. The approximately $7.4 billion of securities that may be offered and sold by Lucid under this registration statement were previously registered on our Form S-3 shelf registration statement (File No. 333-267147), which was initially declared effective by the SEC on September 2, 2022 (the “2022 S-3”). We are simply combining, for efficiency’s sake, the prospectus which relates to this registration statement with the prospectus that formed a part of our previous registration statement on Form S-3.
After this registration statement is declared effective by the SEC, we may, from time to time, issue, offer and sell any combination of the securities described in this prospectus in one or more offerings, up to an aggregate offering amount of approximately $7.4 billion, over the three years after the effectiveness of the 2022 S-3. (This amount does not include shares of common stock that we may issue to holders of the Private Placement Warrants and the Working Capital Warrants pursuant to the exercise of those warrants described in this prospectus.) If Lucid decides to raise capital in an offering using this prospectus, Lucid will describe the specific details of that future offering in a prospectus supplement that is filed with the SEC.
What are the other shares of common stock and warrants that are described in this prospectus?
This prospectus is also intended for the resale of up to 1,076,235,267 shares of common stock, including issued and outstanding shares of common stock, shares of common tock subject to vesting and/or exercise of the assumed Legacy Lucid Awards and shares of common stock issuable upon exercise of certain Private Placement Warrants and up to 7,221,921 warrants held by selling securityholders named in the section of this prospectus titled “Selling Securityholders” and referred to herein as the “Selling Securityholders.” These securities were originally registered on our Form S-1 shelf registration statement (File No. 333-258348), which was initially declared effective by the SEC on August 24, 2021 (the “2021 S-1”), and then included in the prospectus of our 2022 S-3. They include shares of common stock that are held by certain of our affiliates that are party to the Investor Rights Agreement, shares of common stock that Lucid sold in the PIPE Investment and certain Private Placement Warrants (including shares issuable thereunder). In addition, this prospectus also covers the issuance of up to 44,350,000 shares of common stock that we may issue to holders of the Private Placement Warrants and the Working Capital Warrants upon the exercise of those warrants.
What happens to the previous registration statements on Form S-1 and Form S-3?
Once declared effective, this registration statement will act as a post-effective amendment to our 2022 S-3 and 2021 S-1.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.
We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 8, 2023;

•
information specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 13, 2023;

•
our Current Reports on Form 8-K filed with the SEC on January 27, 2023, February 1, 2023, February 6, 2023, February 22, 2023, March 3, 2023, March 28, 2023, April 25, 2023 and May 2, 2023.

•
the description of our securities contained in our Registration Statement on Form 8-A (File No. 001-39408), filed with the SEC on July 23, 2021, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. You may also request copies of these documents, at no cost to you, by contacting us at Investor Relations at 7373 Gateway Boulevard, Newark, CA 94560, by email: investor@lucidmotors.com, or by telephone: (510) 648-3553. Through our website, we make available, free of charge, our following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents.
Exhibits to these documents will not be sent, however, unless those exhibits have been specifically incorporated by reference into this prospectus. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
“2009 Plan” are to the Atieva, Inc. 2009 Share Plan duly adopted by the board of directors of Legacy Lucid on December 17, 2009;
“2014 Plan” are to the Atieva, Inc. 2014 Share Plan duly adopted by the board of directors of Legacy Lucid on May 14, 2014;
“2021 Plan” are to the Atieva, Inc. 2021 Stock Incentive Plan duly adopted by the compensation committee of the board of directors of Legacy Lucid on January 13, 2021 and approved by Legacy Lucid’s shareholders on January 21, 2021;
“2026 Notes” are to the 1.25% Convertible Senior Notes due 2026 issued by us in December 2021;
“ABL Credit Facility” are to the Credit Agreement, dated as of June 9, 2022, by and among Lucid Group, Inc., as the Borrower Representative, the other Borrowers party thereto from time to time, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent;
“Ayar” are to Ayar Third Investment Company, an affiliate of PIF;
“Board” is, prior to consummation of the Transactions, to the board of directors of Legacy Lucid, and, following consummation of the Transactions, to the board of directors of Lucid Group;
“Churchill” or “CCIV” are to Churchill Capital Corp IV, a Delaware corporation and our predecessor company prior to the consummation of the Transactions, which changed its name to Lucid Group, Inc. following the consummation of the Transactions, and its consolidated subsidiaries;
“Churchill’s Class A common stock” are to Churchill’s Class A common stock, par value $0.0001 per share;
“Churchill’s Class B common stock” are to Churchill’s Class B common stock, par value $0.0001 per share;
“Churchill IPO” are to the initial public offering by Churchill which closed on August 3, 2020; “common stock” are to Lucid Group, Inc.’s Class A common stock par value $0.0001 per share;
“Closing” are to the consummation of the Transactions;
“Closing Date” are to July 23, 2021, the date on which the Transactions were consummated;
“current bylaws” are to the Company’s Second Amended and Restated Bylaws in effect as of the date of this prospectus;
“current certificate of incorporation” are to the Company’s Third Amended and Restated Certificate of Incorporation in effect as of the date of this prospectus;
“DGCL” are to the Delaware General Corporation Law, as amended;
“EV” are to electric vehicle;
“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
“Existing Registration Statements” are to the Company’s registration statement on Form S-3 (File No. 333-267147), which was originally declared effective on September 2, 2022, or the Company’s registration statement on Form S-1 (File No. 333-258348), as amended, which was originally declared effective on August 24, 2021;
“Incentive Plan” are to the Lucid Group, Inc. Second Amended and Restated 2021 Stock Incentive Plan (including the Lucid Group, Inc. 2021 Employee Stock Purchase Plan, attached thereto), duly adopted by the Board on March 2, 2023 and approved by the Company’s stockholders on April 24, 2023;

v

“Investor Rights Agreement” are to the Investor Rights Agreement, dated as of February 22, 2021 and as may be amended from time to time, by and among the Company, the Sponsor, Ayar and certain other parties thereto;
“Legacy Lucid” or “Atieva” are to Atieva, Inc., d/b/a Lucid Motors, an exempted company incorporated with limited liability under the laws of the Cayman Islands, and its consolidated subsidiaries;
“Legacy Lucid Awards” are to all issued and outstanding stock options, restricted stock units or other compensatory equity securities in respect of shares of Legacy Lucid outstanding as of immediately prior to the Closing of the Merger, including, without limitation, any Legacy Lucid Options and Legacy Lucid RSUs;
“Legacy Lucid Common Shares” are to the common shares, par value $0.0001 per share, of Legacy Lucid;
“Legacy Lucid Options” are to all issued and outstanding options to purchase or otherwise acquire Legacy Lucid Common Shares (whether or not vested) held by any person, including share options granted under any Legacy Lucid Share Plan;
“Legacy Lucid RSUs” are to all issued and outstanding restricted stock unit awards with respect to Legacy Lucid Common Shares outstanding under any Legacy Lucid Share Plan;
“Legacy Lucid Share Plans” are to the 2009 Plan, the 2014 Plan, the 2021 Plan, in each case as amended from time to time in accordance with their terms;
“Lucid Awards” are to Lucid Options and Lucid RSUs;
“Lucid Group” are to Lucid Group, Inc., a Delaware corporation, and its consolidated subsidiaries; “Lucid Options” are to all issued and outstanding options of the Company to purchase shares of common stock immediately following the closing of the Merger;
“Lucid RSUs” are to all issued and outstanding restricted stock unit awards of the Company with respect to shares of common stock immediately following the closing of the Merger;
“M. Klein and Company” are to M. Klein and Company, LLC, a Delaware limited liability company, and its affiliates;
“Merger” are to the merger of Merger Sub and Legacy Lucid, with Legacy Lucid surviving such merger as a wholly owned subsidiary of Churchill;
“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of February 22, 2021, by and among Churchill, Legacy Lucid and Air Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Churchill, as the same has been or may be amended, modified, supplemented or waived from time to time;
“Nasdaq” are to The Nasdaq Stock Market LLC;
“PIF” are to the Public Investment Fund, the sovereign wealth fund of Saudi Arabia;
“PIPE Investment” are to the private placement pursuant to which Churchill entered into PIPE Subscription Agreements with certain investors pursuant to which Churchill issued and sold to the PIPE Investors $2.5 billion of Churchill’s Class A common stock at a purchase price of $15.00 per share at the closing of the Merger;
“PIPE Investors” are to the investors that participated in the PIPE Investment;
“PIPE Subscription Agreements” are to the common stock subscription agreements entered into by and among Churchill, and the investors party thereto, in each case, dated as of February 22, 2021 and entered into in connection with the PIPE Investment;
“Private Placement Warrants” are to the Company’s warrants issued to the Sponsor in a private placement simultaneously with the closing of the Churchill IPO;

“Promissory Note” are to the unsecured promissory note issued by Churchill to the Sponsor in an aggregate principal amount of $1,500,000. The Sponsor has elected to exercise its option to convert the unpaid balance of the Note of $1,500,000 into Working Capital Warrants;
“Restructuring Plan” are to the Company’s restructuring plan to reduce the Company’s operating expenses that was announced on March 28, 2023;
“SEC” are to the United States Securities and Exchange Commission; “Securities Act” are to the Securities Act of 1933, as amended;
“Selling Securityholders” are to the selling securityholders named herein;
“Sponsor” are to Churchill Sponsor IV LLC, a Delaware limited liability company and an affiliate of M. Klein and Company in which certain of Churchill’s directors and officers hold membership interests;
“Subscription Agreement” are to the Subscription Agreement, dated November 8, 2022, between the Company and Ayar, pursuant to which Ayar agreed to purchase from the Company shares of the Company’s common stock in one or more private placements through at least March 31, 2023, and pursuant to which in December 2022, the Company issued 85,712,679 shares to Ayar at a weighted average price per share of $10.68, and received aggregate proceeds of $915 million;
“Transactions” are to the Merger, together with the other transactions contemplated by the Merger Agreement and the related agreements;
“warrants” are to the Private Placement Warrants and the Working Capital Warrants;
“Warrant Agreement” are to the Warrant Agreement, dated July 29, 2020, entered into in connection with the Churchill IPO by and between Continental Stock Transfer & Trust Company and Churchill; and
“Working Capital Warrants” are to the Company’s warrants to purchase common stock pursuant to the terms of the Promissory Note, on terms identical to the terms of the Private Placement Warrants.
Unless the context otherwise requires, all references in this section to “Lucid,” the “Company,” “we,” “us,” “our,” and other similar terms refer to Legacy Lucid and its subsidiaries prior to the consummation of the Transaction, and Lucid Group, Inc., a Delaware corporation, and its subsidiaries after the consummation of the Transactions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. They appear in a number of places throughout this prospectus and the documents incorporated by reference into this prospectus and include, but are not limited to, statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, capital expenditures, prospects, growth, production volumes, strategies and the markets in which we operate, including expectations of financial and operational metrics, projections of market opportunity, market share and product sales, expectations and timing related to commercial product launches, future strategies and products, including with respect to energy storage systems and automotive partnerships, technology, manufacturing capabilities and facilities, studio openings, sales channels and strategies, future vehicle programs, expansion and the potential success of our direct-to-consumer strategy, our financial and operating outlook, future market launches and international expansion, including our planned manufacturing facility in Saudi Arabia and related timing and value to us, our expectations regarding the Restructuring Plan, including with respect to timing, costs, and expected benefits, and our needs for additional financing. Such forward-looking statements are based on available current market material and our current expectations, beliefs and forecasts concerning future developments. Factors that may impact such forward-looking statements include:
•
changes in domestic and foreign business, market, financial, political and legal conditions, including government closures of banks and liquidity concerns at other financial institutions, a potential global economic recession or other downturn and the ongoing conflict between Russia and Ukraine;

•
risks related to changes in overall demand for our products and services and cancellation of reservations and orders for our vehicles;

•
risks related to prices and availability of commodities, our supply chain, logistics, inventory management and quality control, and our ability to complete the tooling of our manufacturing facilities over time and scale production of the Lucid Air and other vehicles;

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risks related to the uncertainty of our projected financial information;

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risks related to the timing of expected business milestones and commercial product launches;

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risks related to the expansion of our manufacturing facility, the construction of new manufacturing facilities and the increase of our production capacity;

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our ability to manage expenses and control costs;

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risks related to future market adoption of our offerings;

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the effects of competition and the pace and depth of electric vehicle adoption generally on our future business;

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changes in regulatory requirements, governmental incentives and fuel and energy prices;

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our ability to rapidly innovate;

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our ability to enter into or maintain partnerships with original equipment manufacturers, vendors and technology providers;

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our ability to effectively manage our growth and recruit and retain key employees, including our chief executive officer and executive team;

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risks related to potential vehicle recalls;

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our ability to establish and expand our brand, and capture additional market share, and the risks associated with negative press or reputational harm;

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our ability to effectively utilize zero emission vehicle credits and obtain and utilize certain tax and other incentives;

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our ability to issue equity or equity-linked securities in the future;

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our ability to pay interest and principal on our indebtedness;

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future changes to vehicle specifications which may impact performance, pricing, and other expectations;

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the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries;

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risks associated with the Restructuring Plan, including the risk that the charges and expenditures may be greater than anticipated, the risk that the Restructuring Plan may adversely affect our internal programs and initiatives and our ability to recruit and retain skilled and motivated personnel, the risk that the Restructuring Plan may be distracting to employees and management, the risk that the Restructuring Plan may negatively impact our business operations, reputation, or ability to serve customers, and the risk that the Restructuring Plan may not generate their intended benefits to the extent or as quickly as anticipated;

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the impact of the global COVID-19 pandemic on our supply chain, projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks; and

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other factors disclosed in this prospectus or our other filings with the SEC, including any accompanying prospectus supplement.

The forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus or any prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that Lucid currently does not know or that Lucid currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update the forward-looking statements at some point in the future, we do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this prospectus.

SUMMARY
This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information.”
Mission
Lucid’s mission is to inspire the adoption of sustainable energy by creating advanced technologies and the most captivating luxury electric vehicles, centered around the human experience.
About Lucid
Lucid is a technology and automotive company that is setting new standards with its advanced luxury electric vehicles, beginning with the Lucid Air. Lucid (i) designs, engineers and builds electric vehicles, EV powertrains and battery systems in-house using our own equipment and factories, (ii) offers a refined customer experience at our own geographically distributed retail and service locations and through direct-to-consumer online and retail sales, and (iii) boasts a strong product roadmap of future vehicle programs and technologies. Our focus on in-house technology innovation, vertical integration, and a “clean-sheet” approach to engineering and design have led to the development of the award-winning Lucid Air.
The Lucid Air is a luxury electric sedan that redefines both the luxury car segment and the electric vehicle space, with game-changing EPA-estimated range of up to 516 miles on a single charge (depending on vehicle configuration). This range is enabled by an efficient, powerful powertrain that Lucid developed and builds in-house through vertically integrated manufacturing capacity. EPA estimated ranges are provided for vehicles equipped with 19-inch wheels, and actual range will vary dependent on many factors including battery age, driving habits, charging habits, temperatures, accessory use, and other factors. The miniaturization of drivetrain components also enables the Lucid Air’s Space Concept vehicle design and layout, delivering a spacious interior ample cargo space despite a smaller exterior footprint. The highly aerodynamic design of the Lucid Air provides longer range, driving faster miles-per-minute charging and the ability to provide equivalent range with a smaller, lower-cost battery pack.
The Lucid Air is manufactured at our greenfield electric vehicle manufacturing facility in Casa Grande, Arizona, Advanced Manufacturing Plant-1 (“AMP-1”). Our manufacturing footprint in Casa Grande also includes the Lucid Powertrain Manufacturing Plant-1 (“LPM-1”), located a short distance from AMP-1. By building AMP-1 from a clean slate, we expect to achieve greater operational efficiencies and more consistent production quality than would be possible through outsourced manufacturing or adaptation of an existing facility. An emphasis on vertical integration of manufacturing capabilities provides us the opportunity to improve product margins relative to an outsourced manufacturing arrangement. We expect to diversify our vehicle portfolio and increase production capacity through localization of manufacturing in other geographies. In 2022, we broke ground on Lucid’s new advanced electric vehicle manufacturing facility in Saudi Arabia (“AMP-2”), which we anticipate a capacity of 155,000 units upon completion.
We began delivering the Lucid Air to customers in October 2021, and have now grown the Lucid Air model line to multiple trim and powertrain variants spanning a range of price points. The Lucid Air Sapphire, our highest performance Air, was announced in August 2022 and is expected to reach customers in 2023. We expect to launch additional vehicles over the coming decade. We have already commenced design and engineering work for the Lucid Gravity, a luxury sports utility vehicle (“SUV”) that is expected to leverage and advance the technological innovations from the Lucid Air. After the Lucid Air and the Lucid Gravity SUV, we plan to leverage and expand our technological and manufacturing advancements to develop and manufacture vehicles in progressively higher-volume segments.
Corporate Information
Lucid Group, Inc. is a Delaware corporation. Our principal executive offices are located at
7373 Gateway Blvd. Newark, CA 94560 and our telephone number at that address is (510) 648-3553. Our website is located at https://www.lucidmotors.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
Controlled Company Exemption
As of March 31, 2023, PIF, both directly and indirectly through Ayar, owned approximately 60.5% of our outstanding shares of common stock. As a result, we are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. Ayar also currently has the ability to nominate five of the nine directors to our Board.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” together with the risk factors described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC and any subsequent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with the SEC after the date of this prospectus, as well as the other information contained or incorporated by reference in this prospectus, and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The occurrence of one or more of the events or circumstances described in such risk factors, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. We may face additional risks and uncertainties that are not presently known to us that we currently deem immaterial, which may also impair our business or financial condition.
Risks Related to Our Common Stock and Warrants
There is no public market for the Private Placement Warrants and the Working Capital Warrants and we cannot guarantee that an active and liquid public market for the Private Placement Warrants and the Working Capital Warrants will develop.
Our warrants are not listed on an exchange. A liquid trading market for our warrants may never develop, or if developed, it may not be sustained. In the absence of a liquid public trading market for our warrants:
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you may not be able to liquidate your investment in our warrants;

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you may not be able to resell your warrants at favorable prices, or at all;

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the market price of our warrants may experience significant price volatility; and

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there may be less efficiency in carrying out your purchase and sale orders.

The price of our common stock is volatile, and this volatility may negatively impact the market price of our common stock and the trading price of the 2026 Notes.
The trading price of our common stock has fluctuated substantially. The trading price of our securities depends on many factors, including those described elsewhere in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause investors to lose all or part of the investment in our securities since investors might be unable to sell them at or above the price the investor paid for them. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of our securities may include:
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market conditions in the broader stock market in general, or in our industry in particular;

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actual or anticipated fluctuations in our quarterly financial or operating results or the quarterly financial or operating results of companies perceived to be similar to ours;

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changes in the market’s expectations about our operating results;

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the public’s reaction to our press releases, other public announcements and filings with the SEC;

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the public’s reaction to the number of unit reservations, financial projections and any other guidance or metrics that we may publicly disclose from time to time;

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speculation in the press or investment community;

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actual or anticipated developments in our business, competitors’ businesses or the competitive landscape generally;

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the operating results failing to meet the expectation of securities analysts or investors in a particular period;

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the timing of the achievement of objectives under our business plan and the timing and amount of costs we incur in connection therewith;

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changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

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operating and stock price performance of other companies that investors deem comparable to ours;

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changes in laws and regulations affecting our business;

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commencement of, or involvement in, litigation or investigations involving us;

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changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of our common stock available for public sale;

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any major change in our Board or management;

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sales of substantial amounts of our common stock by our directors, officers or significant stockholders or the perception that such sales could occur, including the expiration of the lock-up periods applicable to certain holders of our common stock pursuant to the Sponsor Agreement;

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general economic and political conditions, such as recessions, interest rates, pandemics (such as COVID-19), inflation, government closures of banks and liquidity concerns at other financial institutions, changes in diplomatic and trade relationships, fluctuations in foreign currency exchange rates, acts of war or terrorism, and natural disasters; and

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other risk factors listed in this section “Risk Factors.”

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to ours could depress our stock price and the trading price of the 2026 Notes regardless of our business, prospects, financial conditions or results of operations. Broad market and industry factors, including, the impact of the conflict between Ukraine and Russia, natural disasters, the COVID-19 pandemic, and any other global pandemics, as well as general economic, political and market conditions such as recessions, inflation, government closures of banks and liquidity concerns at other financial institutions, or interest rate changes, may seriously affect the market price of our common stock and other securities, regardless of our actual operating performance. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
Furthermore, the stock markets in general, and the markets for technology and electric vehicle stocks in particular, have experienced extreme volatility, including as a result of the COVID-19 pandemic, that has sometimes been unrelated to the operating performance of the issuer. The trading price of our common stock may be adversely affected by third parties trying to drive down or drive up the market price. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if our stock declines or otherwise exhibits volatility, and their activities can negatively affect our stock price and increase the volatility of our stock price. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In addition, hedging activity by holders of the 2026 Notes may impact the market price of our common stock, in particular during any redemption conversion period in connection with a redemption of the 2026 Notes or any observation period for a conversion of the 2026 Notes.
In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.
The issuance of additional shares of our common stock or other equity or equity-linked securities, or sales of a significant portion of our common stock, could depress the market price of our common stock.
Future issuances of shares of our common stock, or of securities convertible into or exercisable for our common stock, could depress the market price of our common stock and result in significant dilution for holders of our common stock. The exercise of our outstanding warrants and options, the vesting and settlement of our restricted stock units, or the conversion of our 2026 Notes would result in additional dilution to holders of our common stock. In the future, we may issue additional shares of our common stock, or securities convertible into or exercisable for common stock, in connection with generating additional capital, future acquisitions, repayment of outstanding indebtedness, under our stock incentive plan, or for other reasons.
The market price of shares of our common stock could decline as a result of substantial sales of common stock, particularly by our significant stockholders, a large number of shares of common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.
In addition, pursuant to the Investor Rights Agreement, Ayar, and certain other parties thereto are entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights. If one or more of these stockholders were to sell a substantial portion of the shares they hold, it could cause the trading price of our common stock to decline.
We are a “controlled company” within the meaning of the applicable Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders will not have the same protections afforded to stockholders of companies that are not controlled companies.
As of March 31, 2023, PIF, both directly and indirectly through Ayar, held approximately 60.5% of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq rules, and as a result, we qualify for exemptions from certain corporate governance requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements to have: (a) a majority of independent directors on the board; (b) a nominating committee comprised solely of independent directors; (c) compensation of executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (d) director nominees selected, or recommended for the selection by the board, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. Although currently we do not utilize any of these exemptions, we may elect to utilize one or more of these exemptions for so long as we remain a “controlled company.” As a result, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. Ayar also has the ability to nominate five of the nine directors to our Board.
Further, this concentration of ownership and voting power allows Ayar to control our decisions, including matters requiring approval by our stockholders (such as, subject to the Investor Rights Agreement, the election of directors and the approval of mergers or other extraordinary transactions), regardless of whether or not other stockholders believe that the transaction is in their own best interests. Such concentration of voting power could also have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock and the trading price of the 2026 Notes.
PIF and Ayar beneficially own a significant equity interest in us and may take actions that conflict with your interests.
The interests of PIF and Ayar may not align with our interests and the interests of our other stockholders or securityholders. PIF and Ayar are each in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. PIF and Ayar and their respective affiliates, may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.
Securities or industry analysts may not publish or cease publishing research or reports about us, our business, our market, or change their recommendations regarding our common stock adversely, which could cause the price and trading volume of our common stock to decline.
The trading market for our common stock can be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, or our competitors. Similarly, if any of the analysts who do cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock may decline. If any analyst who covers us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
We do not anticipate paying any cash dividends for the foreseeable future.
We have never declared or paid cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. In addition, the ABL Credit Facility limits our and certain of our subsidiaries’ ability to pay dividends. We currently intend to retain our future earnings, if any, for the foreseeable future, to fund the development and growth of our business.
Any future determination to pay dividends will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, capital requirements, applicable contractual restrictions and such other factors as the Board may deem relevant. As a result, capital appreciation in the price of our common stock, if any, will be your only source of gain on an investment in our common stock.
There is no guarantee that an active and liquid public market for our securities will be sustained.
If a liquid trading market for our common stock is not sustained:
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holders of our common stock may not be able to liquidate their investment in shares of our common stock;

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holders of our common stock may not be able to resell their shares of our common stock at favorable prices, or at all;

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the market price of shares of our common stock may experience significant price volatility; and

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there may be less efficiency in carrying out purchase and sale orders with respect to our common stock.

Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
Our current bylaws designate a state court within the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us or with our directors, officers or employees and may discourage stockholders from bringing such claims.
Under our current bylaws, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum will be a state court within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) for:
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any derivative action or proceeding brought on our behalf;

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any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or our stockholders;

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any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws (as either may be amended, restated, modified, supplemented or waived from time to time); or

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any action asserting a claim against us or any of our directors or officers or other employees governed by the internal affairs doctrine.

For the avoidance of doubt, the foregoing provisions of our current bylaws will not apply to any action or proceeding asserting a claim under the Securities Act or the Exchange Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our current bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Although investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our current bylaws described in the preceding sentences. These provisions of our current bylaws could limit the ability of our stockholders to obtain a favorable judicial forum for certain disputes with us or with our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our current bylaws inapplicable to, or unenforceable in respect of, one or more of the types of actions or proceedings listed above, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions.
Some provisions of Delaware law and our current certificate of incorporation and our current bylaws may deter third parties from acquiring us and diminish the value of our common stock and the 2026 Notes.
Our current certificate of incorporation and our current bylaws provide for, among other things:
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the ability of our Board to issue one or more series of preferred stock with voting or other rights or preferences that could have the effect of impeding the success of an attempt to acquire us or otherwise effect a change in control;

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subject to the Investor Rights Agreement, advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at stockholder meetings; and

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certain limitations on convening special stockholder meetings.

In addition, in our current certificate of incorporation, we have not opted out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
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prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least two-thirds of the votes of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the votes of our outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
These provisions in our current certificate of incorporation and our current bylaws, as well as Delaware law, may discourage, delay or prevent a transaction involving a change in our control that is in the best interest of our minority stockholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock or the trading price of the 2026 Notes if they are viewed as discouraging future takeover attempts. These provisions could also make it more difficult for stockholders to nominate directors for election to our Board and take other corporate actions, which could also affect the price investors are willing to pay for our common stock or the 2026 Notes.

USE OF PROCEEDS
All of the shares of common stock and the warrants (including shares of common stock underlying such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $510 million from the exercise of all of the Private Placement Warrants and the Working Capital Warrants, assuming the exercise in full of all such warrants for cash.
Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us by this prospectus, as well as from the exercise of the Private Placement Warrants and the Working Capital Warrants, for general corporate purposes, which may include capital expenditures and working capital. Our management will have broad discretion over the use of such proceeds.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights and preferences of and is qualified in its entirety by, our current certificate of incorporation and current by-laws. The full texts of our current certificate of incorporation and our current bylaws are filed as exhibits the registration statement of which this prospectus is a part. For a complete description of the rights and preferences of our securities, we urge you to read our current certificate of incorporation, our current bylaws and the applicable provisions of Delaware law.
Authorized and Outstanding Stock
Our current certificate of incorporation authorizes the issuance of shares of our capital stock, each with a par value of $0.0001, consisting of (a) 15,000,000,000 shares of common stock and (b) 10,000,000 shares of preferred stock. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.
As of March 31, 2023, there were (i) 1,833,385,174 shares of our common stock outstanding, (ii) no shares of preferred stock outstanding, and (iii) 44,350,000 shares of common stock issuable upon the exercise of Private Placement Warrants (including the Working Capital Warrants).
Our current certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under our current certificate of incorporation, the holders of common stock will possess all voting power for the election of directors and all other matters requiring stockholder action and will be entitled to one vote per share on matters to be voted on by stockholders. The holders of our common stock will at all times vote together as one class on all matters submitted to a vote of the common stock under our current certificate of incorporation.
Dividends
Subject to limitations contained in the DGCL and our current certificate of incorporation, under our current bylaws, the Board may declare and pay dividends upon the shares of our common stock, which dividends may be paid either in cash, in property or in shares of our common stock.
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition. The payment of any cash dividends will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our common stock will be entitled to receive all the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of common stock held by them, after the rights of creditors of the Company and the holders of any outstanding shares of preferred stock have been satisfied.

Preemptive or Other Rights
The holders of our common stock do not have preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to our common stock.
Warrants
Private Placement Warrants and Working Capital Warrants
The Private Placement Warrants (including the common stock issuable upon exercise of the Private Placement Warrants) are, pursuant to the Investor Rights Agreement, not redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis and will be entitled to certain registration rights. The Private Placement Warrants have terms and provisions outlined below.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price per share of the warrants by (y) the fair market value. The “fair market value” shall mean the average closing price per share of our common stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
In order to finance transaction costs in connection with an intended initial business combination, the Sponsor loaned us $1,500,000 funds pursuant to the Promissory Note. The principal amount of such Promissory Note was converted into Working Capital Warrants by the Sponsor. The Working Capital Warrants are identical to the Private Placement Warrants issued to the Sponsor.
Anti-Dilution Adjustments
If the number of outstanding shares of our common stock is increased by a stock dividend payable in shares of our common stock, or by a split-up of shares of our common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our common stock issuable on exercise of each Private Placement Warrant will be increased in proportion to such increase in the outstanding shares of our common stock. A rights offering to holders of our common stock entitling holders to purchase shares of our common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our common stock equal to the product of (1) the number of shares of our common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our common stock) multiplied by (2) one minus the quotient of (x) the price per share of our common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for our common stock, in determining the price payable for our common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price per share of our common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Private Placement Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of our common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above and (b) certain ordinary cash dividends, then the Private Placement Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and /or the fair market value of any securities or other assets paid on each share of our common stock in respect of such event.
If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our common stock issuable on exercise of each Private Placement Warrant will be decreased in proportion to such decrease in outstanding shares of our common stock.
Whenever the number of shares of our common stock purchasable upon the exercise of the Private Placement Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our common stock purchasable upon the exercise of the Private Placement Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Private Placement Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Private Placement Warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Private Placement Warrants would have received if such holder had exercised their Private Placement Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Private Placement Warrants will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(l) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of our common stock, the holder of a Private Placement Warrants will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of our common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of our common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the Private Placement Warrants within thirty (30) days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Private Placement Warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the Private Placement Warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the Private Placement Warrant due to the requirement that the warrant holder exercise the warrant within thirty (30) days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Private Placement Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price or on a cashless basis, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of our common stock. After the issuance of shares of our common stock upon exercise of the Private Placement Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Annual Stockholder Meetings
Our current certificate of incorporation and our current bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by remote communications.
Effects of Our Current Certificate of Incorporation, Our Current Bylaws and Certain Provisions of Delaware Law
Our current certificate of incorporation, our current bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of our common stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
The Board may generally issue one or more series of preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Business Combinations
In our current certificate of incorporation, we have not opted out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
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prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least two-thirds of the votes of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the votes of our outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. This provision also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our current certificate of incorporation, directors serving on a board may be removed by the stockholders with or without cause. Our current certificate of incorporation provides that any director may be removed from office by the stockholders, with or without cause, by the affirmative vote of the holders of a majority of the total voting power of all outstanding securities generally entitled to vote in the election of directors, voting together as a single class. However, pursuant to the Investor Rights Agreement, Ayar has the exclusive right to (i) remove its nominees from the Board, and we are required to take all necessary action to cause the removal of any such nominee at the request of Ayar and (ii) designate directors for election or appointment, as applicable, to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and we are required to take all necessary action to nominate or cause the Board to appoint, as applicable, replacement directors designated by Ayar to fill any such vacancies created pursuant to clause (i) or (ii) above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). In addition, our current certificate of incorporation provides that, without limiting the rights of any party to the Investor Rights Agreement, vacancies on the Board resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, or removal. Our current certificate of incorporation provides that, subject to the Investor Rights Agreement, the number of directors constituting the Board can be fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the Board.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our current certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.
Special Stockholder Meetings
Our current certificate of incorporation provides that special meetings of the stockholders may be called only by the Board acting pursuant to a resolution adopted by a majority of the Board. Our current bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our current bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be properly brought before a meeting of our stockholders, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received by our secretary not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our current bylaws also specify requirements as to the form and content of a stockholder’s notice. Our current bylaws allow the chairperson of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also deter, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our current certificate of incorporation provides otherwise. Our current certificate of incorporation precludes stockholder action by written consent at any time when Ayar and its permitted transferees beneficially own, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, other than certain rights that holders of our preferred stock may have to act by written consent.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the incident to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our current bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of Delaware law or our current certificate of incorporation or our current bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. These provisions do not apply to claims arising under the Securities Act, the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our current bylaws. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.
Limitation on Liability and Indemnification of Directors and Officers
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s current certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’ s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
The Company’s current certificate of incorporation provides that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers, and certain other officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers, and certain other officers, in the future.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Company’s current certificate of incorporation, the Company’s current bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the indemnification agreements.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The Company maintains and expect to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Our Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Equiniti Trust Company.
We have agreed to indemnify Equiniti Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

DESCRIPTION OF DEBT SECURITIES
The following description of debt securities does not purport to be complete and is subject to and qualified in its entirety by reference to the indenture, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document will also be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this summary, define your rights as a holder of our debt securities. All capitalized terms have the meanings specified in the indenture.
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately or upon exercise of a debt warrant from time to time. The debt securities may either be senior debt securities or subordinated debt securities. The debt securities we offer will be issued under an indenture between us and a trustee to be named therein. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
As used in this “Description of Debt Securities,” the terms “Lucid,” “we,” “our,” and “us” refer to Lucid Group, Inc. and do not, unless otherwise specified, include our subsidiaries.
General Terms of the Indenture
The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the supplemental indenture, board resolution or officers’ certificate relating to such offering.
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
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the title;

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the aggregate principal amount;

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whether issued in fully registered form without coupons or in a form registered as to principal only with coupons;

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whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

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the price or prices at which the debt securities will be issued;

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the date or dates on which principal is payable;

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the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

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interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

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the right, if any, to extend the interest payment periods and the duration of the extensions;

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our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

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conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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the currency or currencies of payment of principal or interest;

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the terms applicable to any debt securities issued at a discount from their stated principal amount;

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the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

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if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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any provisions for the remarketing of the debt securities;

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if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

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any other specific terms of any debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.
Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.
Subordination
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:
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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange price; and

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provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale
We cannot consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are conveyed, transferred or leased is a corporation, partnership, trust or other entity that expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.
Events of Default
Unless otherwise indicated, the term “Event of Default,” when used in the indenture, means any of the following:
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failure to pay interest for 30 days after the date payment is due and payable; provided that, an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

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failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

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failure to make sinking fund payments when due;

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failure to perform any other covenant for 90 days after notice that performance was required;

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certain events relating to bankruptcy, insolvency or reorganization; or

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any other Event of Default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.
If an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.
Similarly, if an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.
If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture provides that the trustee shall within 90 days after the occurrence of default (or 30 days after it is known by the trustee) with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:
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the holder has previously given to the trustee written notice of default and continuance of that default;

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the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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the requesting holders have offered the trustee reasonable security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

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the trustee has not instituted the action within 60 days of the request; and

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the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the indenture.
Registered Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
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by the depositary for such registered global security to its nominee;

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by a nominee of the depositary to the depositary or another nominee of the depositary; or

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by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
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will not be entitled to have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of Lucid, the trustee or any other agent of Lucid or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
Discharge, Defeasance and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated debt securities will be expressly made subject to the discharge and defeasance provisions of the indenture.
We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
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we irrevocably deposit with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

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we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

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secure any debt securities;

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evidence the assumption by a successor corporation of our obligations;

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add covenants for the protection of the holders of debt securities;

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add one or more guarantees for the benefit of holders of debt securities;

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cure any ambiguity or correct any inconsistency in the indenture;

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establish the forms or terms of debt securities of any series;

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conform any provision of the indenture to this description of debt securities, the description of the notes included in the applicable prospectus supplement or any other relevant section of the applicable prospectus supplement describing the terms of the debt securities;

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evidence and provide for the acceptance of appointment by a successor trustee;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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make any change that does not materially adversely affect the right of any holder; and

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comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities.
We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
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extend the final maturity of any debt security;

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reduce the principal amount or premium, if any;

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reduce the rate or extend the time of payment of interest;

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reduce any amount payable on redemption;

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change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

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reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

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modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

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alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

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impair the right to institute suit for the enforcement of any payment on any debt security when due;

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reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or

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modify any provisions set forth in this paragraph.

Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.
The indenture contains limitations on the right of the trustee, should it become a creditor of Lucid, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that, the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director, of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law and Rules 327(b).

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS
For a description of our outstanding warrants, see “Description of Capital Stock-Warrants.”
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies in which the price of such warrants will be payable;

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the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of any material United States Federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
As specified in the applicable prospectus supplement, we may issue purchase contracts for the purchase or sale of:
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debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

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currencies; or

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commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, preferred shares, depositary shares representing preferred stock, debt securities, warrants, purchase contracts or any combination of such securities. The applicable supplement will describe:
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the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
This prospectus relates to: (1) the offer, issuance and sale by the Company of up to $7,400,017,750 in the aggregate of the securities identified herein from time to time in one or more offerings; (2) the issuance by the Company of an aggregate of up to 44,350,000 shares of common stock, consisting of (a) 42,850,000 shares of common stock issuable upon exercise of the Private Placement Warrants and (b) 1,500,000 shares of common stock issuable upon exercise of the Working Capital Warrants; and (3) the offer and resale from time to time by the Selling Securityholders, or their permitted transferees, of: (a) up to 1,161,947,946 shares of common stock, consisting of (i) 1,076,235,267 shares of common stock, including issued and outstanding shares of common stock, shares of common stock subject to vesting and/or exercise of the assumed Legacy Lucid Awards and shares of common stock issuable upon exercise of certain Private Placement Warrants and (ii) 85,712,679 shares of common stock issued to Ayar pursuant to the Subscription Agreement and (b) 7,221,921 warrants representing certain Private Placement Warrants. We will receive proceeds from the issuance and sale of our common stock, preferred stock, depositary shares representing preferred stock, debt securities, warrants, purchase contracts or units. We will pay any underwriting discounts and commissions and expenses incurred by us in connection with the sale of securities by us.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities to be offered and sold by us covered by this prospectus may be offered and sold from time to time. The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the common stock or warrants in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s shares of common stock or warrants. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.
Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. We and each Selling Securityholder reserves the right to accept and, together with our and its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. We, the Selling Securityholders and any of their permitted transferees may sell the securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
We or, subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of the Nasdaq;

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through one or more underwritten offerings on a firm commitment or best efforts basis;

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settlement of short sales entered into after the date of this prospectus;

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agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

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at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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distribution to employees, members, limited partners or securityholders of the Selling Securityholders;

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by pledge to secure debts and other obligations;

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delayed delivery requirements;

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through a combination of any of the above methods of sale; or

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any other method permitted pursuant to applicable law.

There can be no assurance that we or the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, we and the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. We and the Selling Securityholders, as applicable, have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if we or they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
With respect to a particular offering of the securities by us or of securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
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the specific securities to be offered and sold;

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the names of the Selling Securityholders;

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the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

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settlement of short sales entered into after the date of this prospectus;

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the names of any participating agents, broker-dealers or underwriters; and

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any applicable commissions, discounts, concessions and other items constituting compensation from us or the Selling Securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
We and the Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our common stock is listed on the Nasdaq under the symbol “LCID.”
We and the Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by us or the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us or the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will fi le, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, we, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
Warrants
The Private Placement Warrants and Working Capital Warrants (including common stock issuable upon exercise of such warrants) are subject to restrictions on transfer, assignment and sale and, in certain circumstances, are subject to redemption. See “Description of Capital Stock — Warrants.”
A holder of warrants may exercise its warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Equiniti Trust Company, the certificate evidencing such warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
Lock-up Agreements
Pursuant to the Subscription Agreement and subject to certain exceptions, Ayar is restricted from selling or transferring common stock held by it until June 23, 2023.
Additionally, following certain underwritten offerings of our equity securities, parties to the Investor Rights Agreement will also agree to a customary market stand-off period not to exceed 90 days.

SELLING SECURITYHOLDERS
This prospectus also relates to the offer and resale from time to time by the Selling Securityholders, or their permitted transferees, of: (a) up to 1,161,947,946 shares of common stock, consisting of (i) 1,076,235,267 shares of common stock, including issued and outstanding shares of common stock, shares of common stock subject to vesting and/or exercise of the assumed Legacy Lucid Awards and shares of common stock issuable upon exercise of certain Private Placement Warrants and (ii) 85,712,679 shares of common stock issued to Ayar pursuant to the Subscription Agreement; and (b) 7,221,921 warrants representing certain Private Placement Warrants. The Selling Securityholders may from time to time offer and sell any or all of the common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Securityholders’ interest in common stock or warrants in accordance with the terms of the agreements governing the registration rights applicable to such Selling Securityholder’s shares of common stock or warrants.
The following table sets forth, based on representations from the Selling Securityholders and where applicable, filings with the SEC, the names of the Selling Securityholders, the aggregate number of shares of common stock and warrants beneficially owned, the aggregate number of shares of common stock and warrants that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of common stock and warrants beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. The Selling Securityholders may have sold, transferred or otherwise disposed of some or all of their shares of common stock or warrants, or may have purchased additional freely-tradeable shares of common stock or warrants since providing us with this information. We have based percentage ownership on 1,833,994,756 shares of common stock issued and outstanding as of April 17, 2023 and ownership information available as of that date.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering and no other purchases or sales of our securities by the Selling Securityholders will have occurred.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Security holder and the number of shares registered on its behalf. A Selling Security holder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
	Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock Are Sold
Name of Selling Securityholder			Number	Percent
Peter Rawlinson(1)	22,619,306	32,491,492	—	—
Sherry House(2)	228,540	509,254	—	—
Eric Bach(3)	3,515,827	4,182,178	—	—
Michael Bell(4)	606,977	971,189	—	—
Andrew Liveris(5)	1,312,183	1,298,622	13,561	*
Glenn R. August(6)	13,872,135	13,858,574	13,561	*
Nancy Gioia(7)	138,561	125,000	13,561	*
Tony Posawatz(8)	51,930	38,369	13,561	*
Turqi Alnowaiser(9)	1,103,056,371	2,070,138	1,100,986,233	*
H.E. Yasir Othman Al-Rumayyan(10)	1,105,619,797	4,604,595	1,101,015,202	*
The Public Investment Fund(11)	1,109,006,595	1,100,965,202	8,041,393	*
José E. Feliciano(12)	833,333	833,333	—	—
	Number of Private Placement Warrants Beneficially Owned Prior to Offering	Number of Private Placement Warrants Being Offered	Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Name of Selling Securityholder			Number	Percent
Andrew Liveris(5)	363,347	363,347	—	—
Glenn R. August(6)	6,858,574	6,858,574	—	—

*
Less than 1%

(1)
Mr. Rawlinson has served as our Chief Executive Officer and Chief Technology Officer and director since April 2019. Shares offered hereby include (i) 10,442,791 currently issued and outstanding shares of common stock; (ii) 12,176,515 shares of common stock subject to currently outstanding Lucid Awards vested or exercisable, or vesting or becoming exercisable, as applicable, within 60 days of April 17, 2023; and (iii) 9,872,186 shares of common stock subject to currently outstanding Lucid Awards vesting or becoming exercisable, as applicable, after June 16, 2023.

(2)
Ms. House has served as our Chief Financial Officer since May 2021. Shares offered hereby include (i) 137,441 currently issued and outstanding shares of common stock; (ii) 41,313 shares of common stock issuable upon exercise of outstanding Lucid RSUs that are currently exercisable or become exercisable within 60 days of April 17, 2023; and (iii) 330,500 shares of common stock subject to currently outstanding Lucid RSUs vesting after June 16, 2023. Upon vesting of such Lucid RSUs, the shares will be held by The House Revocable Trust, dated March 20, 2021, with Christopher A. House and /or Sherry A. House serving as Trustees. Christopher A. House and Sherry A. House are the beneficial owners of The House Revocable Trust.

(3)
Mr. Bach has served as our Senior Vice President, Product and Chief Engineer since March 2021. Mr. Bach previously served as our Vice President, Hardware Engineering from September 2018 to February 2021 and as Senior Director, Body Engineering from April 2015 to August 2018. Shares offered hereby include (i) 1,121,184 currently issued and outstanding shares of common stock; (ii) 2,347,667 shares of common stock subject to currently outstanding Lucid Awards vested or exercisable, or vesting or becoming exercisable, as applicable, within 60 days of April 17, 2023; and (iii) 713,327 shares of common stock subject to currently outstanding Lucid Awards vesting or becoming exercisable, as applicable, after June 16, 2023.

(4)
Mr. Bell has served as our Senior Vice President, Digital since February 2021, and served as our consultant from August 2020 to February 2021. Shares offered hereby include (i) 475,439 currently issued and outstanding shares of common stock; (ii) 82,625 shares of common stock issuable upon exercise of outstanding Lucid RSUs that are currently exercisable or become exercisable within 60 days of August 15, 2022; and (iii) 413,125 shares of common stock subject to currently outstanding Lucid RSUs vesting after June 16, 2023.

(5)
Mr. Liveris has served as a member of our Board since April 2019. He was Chairman of our Board until April 2023. Shares offered hereby include (i) 535,275 shares of common stock held by Mr. Liveris and (ii) 400,000 shares of common stock and 363,347 shares of common stock issuable upon exercise of Private Placement Warrants held by Liveris Capital Partners LLC. Mr. Liveris has investment control over Liveris Capital Partners and disclaims beneficial ownership of such shares of common stock and Private Placement Warrants held by Liveris Capital Partners LLC. The business address for Liveris Capital Partners LLC is c/o BDO 225 N E Mizner Blvd, Suite 685, Boca Raton, FL 33432.

(6)
Mr. August has served as a member of our Board since July 2021 and he previously served as a member of Churchill’s board of directors from August 2020. Shares offered hereby include (i) 7,000,000 shares of common stock and (ii) 6,858,574 shares of common stock issuable upon exercise of Private Placement Warrants held by OHA Partner Global Co-Investment III, LLP (“OHA PGCI3”). Mr. August has investment control over OHA PGCI3 and may be deemed to be a beneficial owner of such shares of common stock and Private Placement Warrants held by OHA PGCI3. The business address for OHA PGCI3 is OHA PGCI3, c/o Oak Hill Advisors, L.P., 1 Vanderbilt Avenue 16th Floor, NYC, NY 10017.

(7)
Ms. Gioia served as a member of our Board from July 2021 to April 2023. Shares offered hereby include 125,000 shares of common stock.

(8)
Mr. Posawatz served as a member of our Board from April 2019 to April 2023. Shares offered hereby include 38,369 shares of common stock.

(9)
Mr. Alnowaiser has served as a member of our board of directors since April 2019. He has been Chairman of our Board since April 2023. Also see footnote 11. Mr. Alnowaiser disclaims beneficial ownership of the shares held by Ayar. Shares offered hereby include 2,070,138 shares of common stock issued to Mr. Alnowaiser upon the Closing.

(10)
Also see footnote 11. H.E. Al-Rumayyan disclaims beneficial ownership of the shares held by Ayar. Shares offered hereby include 4,604,595 shares of common stock issued to H.E. Al-Rumayyan upon the Closing.

(11)
Based on the Schedule 13D/A filed with the SEC on December 28, 2022 by PIF. According to the Schedule 13D/A, PIF has sole voting power over 8,041,393 shares of common stock held directly by PIF, shared voting power over 1,100,965,202 shares of common stock held by Ayar and sole dispositive power over 1,109,006,595 shares of common stock held either by PIF or Ayar. Ayar is a wholly owned subsidiary of PIF. The Board of Directors of PIF has dispositive power over the shares held by PIF and Ayar. Each of the Board of Directors of PIF, H.E. Al-Rumayyan and Turqi Alnowaiser has shared voting power over the shares held by Ayar. Neither H.E. Al-Rumayyan, who is the Governor of PIF, nor Mr. Alnowaiser, who is Deputy Governor and Head of the International Investments Division of PIF, has a pecuniary interest in the shares held by Ayar, and each of H.E. Al-Rumayyan and Mr. Alnowaiser disclaims beneficial ownership of the shares held by Ayar. Interests shown for Ayar do not include 4,654,595 shares of common stock held by H.E. Al-Rumayyan or 2,091,169 shares of common stock held by Mr. Alnowaiser (which amount includes 7,470 shares issuable pursuant to restricted stock units that will not vest for more than 60 days after the date hereof). Shares offered by Ayar hereby include 1,015,252,523 shares of common stock issued to Ayar upon the Closing (including in connection with the PIPE Investment) and 85,712,679 shares issued to Ayar pursuant to the Subscription Agreement. The business address for PIF and for H.E. Al-Rumayyan is Alr’idah Digital City, Building MU04, Al Nakhil District, P.O. Box 6847, Riyadh 11452, The Kingdom of Saudi Arabia.

(12)
Jose E. Feliciano is the beneficiary of Citibank NA as Custodian FBO Jose E. Feliciano.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of certain material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock and warrants, which we refer to collectively as our securities. This discussion applies only to securities that are purchased from us or the Selling Securityholders pursuant to this prospectus, and to securities that are held as capital assets.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to U.S. federal estate and gift tax, alternative minimum tax or Medicare contribution tax considerations or any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction. Further, this discussion does not apply to you if you are a beneficial owner of securities subject to special rules, such as:
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our sponsor, founders, officers or directors;

•
dealers or brokers in securities, commodities or foreign currencies;

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traders in securities that elect to apply a mark-to-market method of tax accounting;

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persons who are required to recognize income or gain no later than such income or gain is required to be reported on an applicable financial statement under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”);

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banks and certain other financial institutions;

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insurance companies;

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mutual funds;

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tax-exempt organizations;

•
persons that actually or constructively own five percent (5%) or more (by vote or value) of our common stock;

•
partnerships, S corporations or other pass-through entities or investors therein;

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regulated investment companies;

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real estate investment trusts;

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controlled foreign corporations;

•
passive foreign investment companies;

•
former citizens or residents of the United States;

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persons whose functional currency is not the U.S. dollar;

•
persons who hold our securities as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment; or

•
persons who acquired our common stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation.

If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns our securities, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the partner or beneficial owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our securities should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.
This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein (possibly with retroactive effect). We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. Prospective holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our securities, including the consequences under the laws of any state, local or non-U.S. jurisdiction.
Tax Consequences to U.S. Holders
This section applies to you if you are a U.S. Holder. You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner our securities who or that is:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•
an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Distributions on our Common Stock
To the extent that we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital that reduces the adjusted tax basis of a U.S. Holder’s common stock, and to the extent the amount of the distribution exceeds a U.S. Holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “— Tax Consequences to U.S. Holders — Sale, Exchange or Other Taxable Disposition of our Common Stock and Warrants”).
Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of shares of our common stock for which the warrant may be exercised or to the exercise price of the warrant on the occurrence of certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrant holders’ proportionate interest in our assets or earnings and profits (e. g., through an increase in the number of shares of our common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants), including as a result of a distribution of cash or other property to the holders of shares of our common stock which is taxable to such holders of such shares as a distribution. Any constructive distribution received by a U.S. Holder would be subject to tax in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment. Generally, a U.S. Holder’s adjusted tax basis in its warrants would be increased to the extent any such constructive distribution is treated as a dividend.
Sale, Exchange or Other Taxable Disposition of our Common Stock and Warrants
Upon sales, exchanges or other taxable dispositions of our common stock or warrants (which, in general, would include a redemption of our warrants that is treated as a taxable exchange of such warrants as described below under “— Tax Consequences to U.S. Holders — Exercise, Lapse or Redemption of a Warrant”), a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of all other property received upon such disposition and (ii) such U.S. Holder’s adjusted tax basis in its common stock or warrant. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the common stock or warrant is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S.

Holders (including individuals) generally are subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Exercise, Lapse or Redemption of a Warrant
Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss as a result of the acquisition of our common stock upon exercise of a warrant for cash. The U.S. Holder’s tax basis in the shares of our common stock received upon exercise of the warrants generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the warrants and the exercise price of such warrants. For U.S. federal income tax purposes, it is unclear whether the U.S. Holder’s holding period for our common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. Holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the common stock received would equal such holder’s basis in the warrants. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of our common stock would include the holding period of the warrants exercised therefor.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder would be deemed to have surrendered a number of warrants having an aggregate value equal to the exercise price for the number of warrants deemed exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the exercise price of the warrants deemed exercised and such holder’s tax basis in the warrants deemed surrendered. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the warrants deemed surrendered. In this case, the U.S. Holder’s tax basis in the common stock received would equal the sum of its initial investment in the warrants deemed exercised and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the common stock received, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise.
If we redeem warrants for cash or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Sale, Exchange or Other Taxable Disposition of our Common Stock and Warrants.”
If we give notice of an intention to redeem warrants and a U.S. Holder exercises its warrants on a cashless basis and receives an amount of common stock in respect thereof, we intend to treat such exercise as a redemption of warrants for the common stock for U.S. federal income tax purposes. Such redemption should be treated as a “recapitalization” within the meaning of Section 368(a)(l)(E) of the Code.
Accordingly, a U.S. Holder should not recognize any gain or loss on the redemption of warrants for shares of our common stock. A U.S. Holder’s aggregate tax basis in the shares of our common stock received in the redemption generally should equal such holder’s aggregate tax basis in the warrants redeemed and the holding period for the shares of our common stock received should include such holder’s holding period for the surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated differently, including as, in part, a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants.
Accordingly, U.S. Holders are urged to consult their own tax advisors regarding the tax consequences of a redemption of warrants for shares of our common stock.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments to a U.S. Holder of dividends on shares of common stock (as well as constructive dividends deemed paid with respect to the warrants) and the proceeds of a sale of common stock or warrants, unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.
Tax Consequences to Non-U.S. Holders
This section applies to you if you are a “non-U.S. Holder.” You are a non-U.S. Holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:
•
a non-resident alien individual, other than a former citizen or resident of the U.S. subject to U.S. tax as an expatriate;

•
a foreign corporation; or

•
an estate or trust that is not a U.S. Holder.

Taxation of Distributions
Distributions, other than certain pro rata distributions of our common stock made to a non-U.S. Holder, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, will be subject to U.S. federal withholding tax at a 30% rate, or a reduced rate specified by an applicable income tax treaty, subject to the discussion of FATCA (as defined below) withholding taxes below. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder generally will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying its entitlement to benefits under the treaty. In the case of any constructive dividend to a non-U.S. Holder of warrants (as described above under “— Tax Consequences to U.S. Holders — Possible Constructive Dividends”), it is possible that this tax would be withheld from any amount owed to the non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credit to such non-U.S. Holder.
Dividends paid to a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) will not be subject to U.S. federal withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI. Instead, the effectively connected dividend income will generally be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person as defined under the Code. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividend income may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits (subject to certain adjustments).
A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Sale, Exchange or Other Taxable Disposition of our Common Stock and Warrants
Subject to the discussions of backup withholding and FATCA withholding tax below, a non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our securities unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States), in which case the gain will be subject to U.S. federal income tax generally in the same manner as effectively connected dividend income as described above;

•
the non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the gain (net of certain U.S.-source losses) generally will be subject to U.S. federal income tax at a rate of 30% (or a lower treaty rate); or

•
we are or have been a “U.S. real property holding corporation” (as described below) at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever period is shorter, and certain exceptions do not apply.

We will be a U.S. real property holding corporation at any time that the fair market value of our “U.S. real property interests” (as defined in the Code and applicable Treasury regulations), equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for the U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming in the foreseeable future, a U.S. real property holding corporation.
Exercise, Lapse or Redemption of a Warrant
The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a non-U.S. Holder, or the redemption of a warrant held by a non-U.S. Holder generally will correspond to the U.S. federal income tax treatment of the exercise, lapse or redemption of a warrant by a
U.S. Holder, as described above under “Tax Consequences to U.S. Holders — Exercise, Lapse or Redemption of a Warrant”, although to the extent a cashless exercise or redemption of a warrant results in a taxable exchange, the consequences would be similar to those described above under “Tax Consequences to Non-U.S. Holders — Sale, Exchange or Other Taxable Disposition of our Common Stock and Warrants.”
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. Holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.
A non-U.S. Holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock and warrants made within the United States or conducted through certain U.S.-related financial intermediaries, unless the non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding. The certification procedures required to claim a reduced rate of withholding under a treaty will generally satisfy the certification requirements necessary to avoid backup withholding as well.
Backup withholding is not an additional tax and the amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
FATCA Withholding Tax
Under Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), payments of dividends on, and the gross proceeds of dispositions of, our securities paid to (i) a “foreign financial institution” (as specifically defined in the Code) or (ii) a “non-financial foreign entity” (as specifically defined in the Code) will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption from these rules applies. Under proposed U.S. Treasury regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our securities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Tax Consequences to Non-U.S. Holders — Taxation of Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our securities.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS
The audited financial statements of Lucid Group, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

173,544,948 shares
Lucid Group, Inc.
Common Stock

Prospectus Supplement
BofA Securities
May 31, 2023